UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

59 Lowes Way, Suite 401, Lowell, MA 01851

(Address of principal executive offices and zip code)

Telephone (978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 17, 2013, SofTech, Inc. (the “Company”) entered into an agreement with Prides Crossing Capital L.P. and Prides Crossing Capital – A, L.P., its lenders (the “Lenders”), wherein the Lenders consented to the CADRA Sale, as described below, and released all liens and security interests in the CADRA assets. In exchange, the Company deposited $1.35 million of the proceeds from the CADRA Sale in a restricted account for the benefit of the Lenders, pending an agreement by the Company and the Lenders to an amendment to the existing $2.7 million Loan Agreement (“Loan Agreement”) within 30 days of the closing of the CADRA Sale.

The Company exceeded the maximum ratio of debt to earnings before interest, taxes, depreciation and amortization expense for the trailing twelve months ended August 31, 2013, an event of default under the Loan Agreement. The Lenders agreed to a limited conditional waiver of the aforementioned event of default while the parties negotiate an amendment to the Loan Agreement. If the parties are unable to agree to the amended terms of the Loan Agreement during the 30 day period following the CADRA Sale, all of the indebtedness currently outstanding under the Loan Agreement may become immediately due and payable at the discretion of the Lenders.

Item 2.01

Completion of Disposition of Assets.

On October 18, 2013, the Company completed the previously announced sale of substantially all of the assets of its CADRA product line, including all intellectual property related to that technology but specifically excluding cash, billed accounts receivable and liabilities other than the deferred maintenance liability associated with CADRA customer maintenance contracts for support services, to Mentor Graphics Corporation (the “CADRA Sale”), pursuant to an Asset Purchase Agreement dated August 30, 2013 (the “Asset Purchase Agreement”).  The aggregate consideration for the CADRA Sale is up to $3.95 million, which is comprised of (i) $3.2 million, $2.88 million of which was paid on the closing date and $320 thousand (representing a 10% holdback) of which will be paid on the one year anniversary of the closing date (subject to any indemnification claims), and (ii) earn-out payments of up to an aggregate $750 thousand over the three-year period subsequent to the closing date, based on 10% of the net revenue generated by the CADRA business, subject to the terms of the Earn-Out Agreement dated August 30, 2013 (the “Earn-Out Agreement”).

The foregoing description of the CADRA Sale is qualified in its entirety by reference to (i) the Asset Purchase Agreement and the Earn-Out Agreement, copies of which were filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2013, and (ii) the Company’s Definitive Proxy Statement relating to the CADRA Sale as filed with the SEC on September 30, 2013, each of which is incorporated herein by reference.

A copy of the press release announcing the completion of the CADRA Sale is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01.          Financial Statements and Exhibits.

(b)       Pro forma financial information.

The unaudited pro forma consolidated condensed financial statements required pursuant to Rule 8-05 of Regulation S-X were previously included in Annex D to the Company’s Definitive Proxy Statement filed with the SEC on September 30, 2013, and pursuant to General Instruction B3 of Form 8-K, are hereby incorporated by reference and not additionally reported herein.

 (d) Exhibits

99.1     Press Release issued October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: October 23, 2013

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release issued October 23, 2013